Axos Financial, Inc. Reports Second Quarter Fiscal Year 2026 Results

LAS VEGAS, NV – (BUSINESS WIRE) – January 29, 2026 – Axos Financial, Inc. (NYSE: AX) (“Axos” or the “Company”) today announced unaudited financial results for the second fiscal quarter ended December 31, 2025. Net income was $128.4 million and diluted earnings per share (“EPS”) was $2.22 for the quarter ended December 31, 2025. Net income for the quarter ended December 31, 2024 was $104.7 million and diluted EPS was $1.80. Adjusted earnings and adjusted earnings per diluted common share (“Adjusted EPS”), non-GAAP measures described further below, increased $24.3 million to $130.2 million and increased $0.43 to $2.25, respectively, for the quarter ended December 31, 2025, compared to $105.8 million and $1.82, respectively, for the quarter ended December 31, 2024.
Second Quarter Fiscal 2026 Financial Summary

	Three Months Ended December 31,
(Dollars in thousands, except per share data)	2025	2024	% Change
Net interest income	$331,709	$280,099	18.4%
Non-interest income	$53,378	$27,799	92.0%
Net income	$128,397	$104,687	22.6%
Adjusted earnings (Non-GAAP)[1]	$130,167	$105,829	23.0%
Diluted EPS	$2.22	$1.80	23.3%
Adjusted EPS (Non-GAAP)[1]	$2.25	$1.82	23.6%
[1] See “Use of Non-GAAP Financial Measures”
“Strong net interest income growth and a solid net interest margin resulted in a 23.3% year-over-year increase in our diluted earnings per share this quarter,” stated Greg Garrabrants, President and Chief Executive Officer of Axos. “Net interest income increased 14% linked quarter due to strong organic loan growth and positive contribution from a prepayment in our FDIC-purchased loans. Net ending loan balances increased by $1.6 billion linked quarter due to robust growth across several lending businesses, including commercial real estate specialty, capital calls, single-family warehouse and equipment leasing. Excluding the impact from the FDIC-purchased loan prepayment and the Verdant on-balance sheet securitizations, net interest margin for the three months ended December 31, 2025 was roughly flat linked quarter.”
“Non-interest income was $53.4 million for the quarter ended December 31, 2025, including $18.9 million related to operating lease rental and other income from Verdant, compared to $32.3 million in the prior quarter,” said Derrick Walsh, Chief Financial Officer of Axos. “Non-interest expenses in the quarter ended December 31, 2025 included approximately $14.8 million of non-cash depreciation and amortization expenses and $11.0 million of other expenses related to Verdant. Excluding these two Verdant items, non-interest expenses were relatively flat linked quarter.”
Other Highlights
•Ending net loan balances were $24.3 billion at December 31, 2025, reflecting a net change in loans of $1.6 billion for the three months ended December 31, 2025
•Net annualized charge-offs to average loans was 4 basis points for the three months ended December 31, 2025, down from 10 basis points in the three months ended December 31, 2024
•Non-performing assets to total assets were 0.56% as of December 31, 2025, down from 0.71% as of June 30, 2025
•Net interest margin was 4.94% for the three months ended December 31, 2025 compared to 4.83% for the three months ended December 31, 2024
•Non-interest income was $53.4 million for the three months ended December 31, 2025, up 92.0% from $27.8 million for the three months ended December 31, 2024, as the acquisition of Verdant Commercial Capital, LLC (“Verdant”) contributed to the growth

•Total deposits were $23.2 billion at December 31, 2025, an increase of over $2.4 billion, or 23.1% annualized, from $20.8 billion at June 30, 2025
•Added $937.7 million of net new assets under custody during the three months ended December 31, 2025; total assets under custody and/or administration was $44.4 billion at December 31, 2025, compared to $43.0 billion at September 30, 2025
•Book value per share increased to $51.70 at December 31, 2025, up 17.0% from $44.17 at December 31, 2024
Second Quarter Fiscal 2026 Income Statement Summary
Net income was $128.4 million and diluted EPS was $2.22 for the three months ended December 31, 2025, compared to net income of $104.7 million and diluted EPS of $1.80 for the three months ended December 31, 2024. Net interest income increased $51.6 million or 18.4% for the three months ended December 31, 2025, compared to the three months ended December 31, 2024, primarily due to an increase in interest income earned on loans, partially offset by an increase in interest expense on secured financings and other borrowings.
The provision for credit losses was $25.0 million for the three months ended December 31, 2025, compared to $12.2 million for the three months ended December 31, 2024. The provision for credit losses for the three months ended December 31, 2025, was primarily driven by loan growth and the impact of macroeconomic variables used in the allowance for credit losses model.
Non-interest income increased to $53.4 million for the three months ended December 31, 2025, compared to $27.8 million for the three months ended December 31, 2024. The increase was primarily due to higher banking and service fee income mainly attributable to operating lease rental and other income from the Verdant acquisition, and higher mortgage banking and servicing rights income.
Non-interest expense, comprised of various operating expenses, increased $39.3 million to $184.6 million for the three months ended December 31, 2025 from $145.3 million for the three months ended December 31, 2024. The increase was primarily due to higher depreciation and amortization, mainly attributable to the Verdant acquisition in the prior quarter, higher general and administrative expense, and higher salaries and related costs.
Balance Sheet Summary
Axos’ total assets increased by $3.4 billion, or 13.8%, to $28.2 billion, at December 31, 2025, from $24.8 billion at June 30, 2025, primarily attributable to an increase in loans and other assets, each mainly attributable to the Verdant acquisition in the prior quarter. Total liabilities increased by $3.2 billion, or 14.3%, to $25.3 billion at December 31, 2025, from $22.1 billion at June 30, 2025, primarily attributable to higher deposit balances, as well as secured financings attributable to the Verdant acquisition in the prior quarter. Stockholders’ equity increased $249.4 million, or 9.3%, to $2.9 billion at December 31, 2025 from $2.7 billion at June 30, 2025, primarily due to net income of $240.7 million.
Conference Call
A conference call and webcast will be held on Thursday, January 29, 2026, at 5:00 PM Eastern / 2:00 PM Pacific. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial: 877-407-8293. The conference call will be webcast live, and both the webcast and the earnings supplement may be accessed at Axos’ website, investors.axosfinancial.com. For those unable to listen to the live broadcast, a replay will be available until February 28, 2026 at Axos’ website and telephonically by dialing toll-free number 877-660-6853, passcode 13757841.
About Axos Financial, Inc. and Subsidiaries
Axos Financial, Inc., with approximately $28.2 billion in consolidated assets as of December 31, 2025, is the holding company for Axos Bank, Axos Clearing LLC and Axos Invest, Inc. Axos Bank provides consumer and business banking products nationwide through its low-cost distribution channels and affinity partners. Axos Clearing LLC (including its business division Axos Advisor Services), with approximately $44.4 billion of assets under custody and/or administration as of December 31, 2025, and Axos Invest, Inc., provide comprehensive securities clearing services to introducing broker-dealers and registered investment advisor correspondents, and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index and the S&P SmallCap 600® Index, among other indices. For more information on Axos Financial, Inc., please visit http://investors.axosfinancial.com.

Segment Reporting
The Company operates through two segments: the Banking Business Segment and the Securities Business Segment. In order to reconcile the two segments to the consolidated totals, the Company includes corporate activities and intercompany eliminations. Inter-segment transactions are eliminated in consolidation and primarily include non-interest income earned by the Securities Business Segment and non-interest expense incurred by the Banking Business Segment for cash sorting fees related to deposits sourced from Securities Business Segment customers.
The following tables present the operating results of the segments:

	For the Three Months Ended December 31, 2025
(Dollars in thousands)	Banking Business Segment	Securities Business Segment	Corporate/Eliminations	Axos Consolidated
Net interest income	$328,499	$8,642	$(5,432)	$331,709
Provision for credit losses	25,000	—	—	25,000
Non-interest income	32,812	30,171	(9,605)	53,378
Non-interest expense	149,537	29,102	5,935	184,574
Income before income taxes	$186,774	$9,711	$(20,972)	$175,513

	For the Three Months Ended December 31, 2024
(Dollars in thousands)	Banking Business Segment	Securities Business Segment	Corporate/Eliminations	Axos Consolidated
Net interest income	$276,720	$7,007	$(3,628)	$280,099
Provision for credit losses	12,248	—	—	12,248
Non-interest income	2,948	29,004	(4,153)	27,799
Non-interest expense	114,536	28,178	2,606	145,320
Income before income taxes	$152,884	$7,833	$(10,387)	$150,330

	For the Six Months Ended December 31, 2025
(Dollars in thousands)	Banking Business Segment	Securities Business Segment	Corporate/Eliminations	Axos Consolidated
Net interest income	$615,699	$16,836	$(9,776)	$622,759
Provision for credit losses	42,255	—	—	42,255
Non-interest income	45,187	59,628	(19,097)	85,718
Non-interest expense	278,030	58,469	4,321	340,820
Income before income taxes	$340,601	$17,995	$(33,194)	$325,402

	For the Six Months Ended December 31, 2024
(Dollars in thousands)	Banking Business Segment	Securities Business Segment	Corporate/Eliminations	Axos Consolidated
Net interest income	$565,212	$14,274	$(7,339)	$572,147
Provision for credit losses	26,248	—	—	26,248
Non-interest income	11,538	58,906	(14,036)	56,408
Non-interest expense	232,851	56,269	3,665	292,785
Income before income taxes	$317,651	$16,911	$(25,040)	$309,522

Use of Non-GAAP Financial Measures
In addition to the results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this release includes non-GAAP financial measures such as adjusted earnings, adjusted earnings per diluted common share, and tangible book value per common share. Non-GAAP financial measures have inherent limitations, may not be comparable to similarly titled measures used by other companies and are not audited. Readers should be aware of these limitations and should be cautious as to their reliance on such measures. Although we believe the non-GAAP financial measures disclosed in this release enhance investors’ understanding of our business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.
We define “adjusted earnings”, a non-GAAP financial measure, as net income without the after-tax impact of non-recurring acquisition-related items (including amortization of intangible assets related to acquisitions) and other costs (unusual or non-recurring charges). Adjusted EPS, a non-GAAP financial measure, is calculated by dividing non-GAAP adjusted earnings by the average number of diluted common shares outstanding during the period. We believe the non-GAAP measures of adjusted earnings and Adjusted EPS provide useful information about Axos’ operating performance. We believe excluding the non-recurring acquisition-related costs and other costs provides investors with an alternative understanding of Axos’ core business.
Below is a reconciliation of net income, the nearest comparable GAAP measure, to adjusted earnings and adjusted EPS (Non-GAAP) for the periods shown:

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
(Dollars in thousands, except per share data)	2025	2024	2025	2024
Net income	$128,397	$104,687	$240,749	$217,027
Acquisition-related costs[1]	2,419	1,645	5,360	4,199
Verdant acquisition - Provision for credit losses	—	—	7,765	—
Income tax effect	(649)	(503)	(3,415)	(1,255)
Adjusted earnings (Non-GAAP)	$130,167	$105,829	$250,459	$219,971

Average dilutive common shares outstanding	57,731,339	58,226,006	57,792,146	58,262,923

Diluted EPS	$2.22	$1.80	$4.17	$3.72
Acquisition-related costs[1]	0.04	0.03	0.09	0.07
Verdant acquisition - Provision for credit losses	—	—	0.13	—
Income tax effect	(0.01)	(0.01)	(0.06)	(0.02)
Adjusted EPS (Non-GAAP)	$2.25	$1.82	$4.33	$3.77
1 Acquisition-related costs includes amortization of intangible assets, and for the six months ended December 31, 2025, also includes $1.3 million of acquisition-related costs associated with the Verdant acquisition.
We define “tangible book value”, a non-GAAP financial measure, as book value adjusted for goodwill and other intangible assets. Tangible book value is calculated using common stockholders’ equity minus servicing rights, goodwill and other intangible assets. Tangible book value per common share is calculated by dividing tangible book value by the common shares outstanding at the end of the period. We believe tangible book value per common share is useful in evaluating the Company’s capital strength, financial condition, and ability to manage potential losses.
Below is a reconciliation of total stockholders’ equity, the nearest comparable GAAP measure, to tangible book value per common share (non-GAAP) as of the dates indicated:

(Dollars in thousands, except per share amounts)	December 31, 2025	June 30, 2025	December 31, 2024
Common stockholders’ equity	$2,930,092	$2,680,677	$2,521,962
Less: servicing rights, carried at fair value	25,431	27,218	28,045
Less: goodwill and other intangible assets—net	196,119	134,502	137,570
Tangible common stockholders’ equity (Non-GAAP)	$2,708,542	$2,518,957	$2,356,347

Common shares outstanding at end of period	56,677,323	56,483,617	57,097,632

Book value per common share	$51.70	47.46	$44.17
Less: servicing rights, carried at fair value per common share	0.45	0.48	0.49
Less: goodwill and other intangible assets—net per common share	3.46	2.38	2.41
Tangible book value per common share (Non-GAAP)	$47.79	$44.60	$41.27

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to Axos’ financial prospects and other projections of its performance and asset quality, Axos’ deposit balances and capital ratios, Axos’ ability to continue to grow profitably and increase its business, Axos’ ability to continue to diversify its lending and deposit franchises, the anticipated timing and financial performance of other offerings, initiatives, and acquisitions, expectations of the environment in which Axos operates and projections of future performance. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation Axos’ ability to successfully integrate acquisitions and realize the anticipated benefits of the transactions, changes in the interest rate environment, monetary policy, inflation, tariffs, government regulation, general economic conditions, changes in the competitive marketplace, conditions in the real estate markets in which we operate, risks associated with credit quality, our ability to attract and retain deposits and access other sources of liquidity, and the outcome and effects of litigation and other factors beyond our control. These and other risks and uncertainties detailed in Axos’ periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2025, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Axos undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All written and oral forward-looking statements made in connection with this press release, which are attributable to us or persons acting on Axos’ behalf are expressly qualified in their entirety by the foregoing information.

Investor Relations Contact:
Johnny Lai, CFA
SVP, Corporate Development & Investor Relations
858-649-2218
jlai@axosfinancial.com

AXOS FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	December 31, 2025	June 30, 2025	December 31, 2024
Selected Balance Sheet Data:
Total assets	$28,201,406	$24,783,078	$23,709,422
Loans—net of allowance for credit losses	24,272,552	21,049,610	19,486,727
Loans held for sale, carried at fair value	18,826	10,012	25,436
Allowance for credit losses	327,043	290,049	270,605
Trading securities	880	649	241
Available-for-sale securities	811,126	66,008	97,848
Securities borrowed	109,141	139,396	114,672
Customer, broker-dealer and clearing receivables	277,308	252,720	298,887
Total deposits	23,232,748	20,829,543	19,934,904
Advances from the Federal Home Loan Bank	60,000	60,000	90,000
Secured financings	691,507	—	—
Borrowings, subordinated notes and debentures	364,814	312,671	358,692
Securities loaned	128,869	139,426	135,258
Customer, broker-dealer and clearing payables	358,727	350,606	309,593
Total stockholders’ equity	$2,930,092	$2,680,677	$2,521,962

Common shares outstanding at end of period	56,677,323	56,483,617	57,097,632
Common shares issued at end of period	71,419,706	71,101,642	70,571,332

Per Common Share Data:
Book value per common share	$51.70	$47.46	$44.17
Tangible book value per common share (Non-GAAP)[1]	$47.79	$44.60	$41.27

Capital Ratios:
Equity to assets at end of period	10.39%	10.82%	10.64%
Axos Financial, Inc.:
Tier 1 leverage (to adjusted average assets)	9.80%	10.73%	10.02%
Common equity tier 1 capital (to risk-weighted assets)	11.65%	12.52%	12.42%
Tier 1 capital (to risk-weighted assets)	11.65%	12.52%	12.42%
Total capital (to risk-weighted assets)	14.39%	15.28%	15.23%
Axos Bank:
Tier 1 leverage (to adjusted average assets)	9.15%	10.23%	9.85%
Common equity tier 1 capital (to risk-weighted assets)	11.12%	12.42%	12.67%
Tier 1 capital (to risk-weighted assets)	11.12%	12.42%	12.67%
Total capital (to risk-weighted assets)	12.37%	13.70%	13.86%
Axos Clearing LLC:
Net capital	$94,673	$86,996	$83,932
Excess capital	$88,369	$81,834	$78,282
Net capital as a percentage of aggregate debit items	30.04%	33.71%	29.71%
Net capital in excess of 5% aggregate debit items	$78,913	$74,091	$69,805

AXOS FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands, except per share data)

	As of or for the Three Months Ended		As of or for the Six Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2025	2024	2025	2024
Selected Income Statement Data:
Interest and dividend income	$513,845	$456,068	$979,581	$940,330
Interest expense	182,136	175,969	356,822	368,183
Net interest income	331,709	280,099	622,759	572,147
Provision for credit losses	25,000	12,248	42,255	26,248
Net interest income, after provision for credit losses	306,709	267,851	580,504	545,899
Non-interest income	53,378	27,799	85,718	56,408
Non-interest expense	184,574	145,320	340,820	292,785
Income before income taxes	175,513	150,330	325,402	309,522
Income tax expense	47,116	45,643	84,653	92,495
Net income	$128,397	$104,687	$240,749	$217,027

Weighted average number of common shares outstanding:
Basic	56,660,833	57,094,153	56,586,710	57,014,412
Diluted	57,731,339	58,226,006	57,792,146	58,262,923

Per Common Share Data:
Net income:
Basic	$2.27	$1.83	$4.25	$3.81
Diluted	$2.22	$1.80	$4.17	$3.72
Adjusted earnings per common share (Non-GAAP)[1]	$2.25	$1.82	$4.33	$3.77

Performance Ratios and Other Data:
Growth in loans held for investment, net	$1,637,415	$206,118	$3,222,942	$255,342
Loan originations for sale	61,009	66,826	108,131	136,396
Return on average assets	1.83%	1.74%	1.80%	1.83%
Return on average common stockholders’ equity	17.44%	16.97%	16.70%	18.02%
Interest rate spread[2]	4.17%	3.91%	4.03%	4.01%
Net interest margin[3]	4.94%	4.83%	4.85%	5.00%
Net interest margin[3] – Banking Business Segment	5.02%	4.87%	4.91%	5.04%
Efficiency ratio[4]	47.93%	47.20%	48.11%	46.58%
Efficiency ratio[4] – Banking Business Segment	41.39%	40.95%	42.07%	40.37%

Asset Quality Ratios:
Net annualized charge-offs to average loans	0.04%	0.10%	0.07%	0.13%
Non-accrual loans to total loans	0.61%	1.26%	0.61%	1.26%
Non-performing assets to total assets	0.56%	1.06%	0.56%	1.06%
Allowance for credit losses - loans to total loans held for investment	1.33%	1.37%	1.33%	1.37%
Allowance for credit losses - loans to non-accrual loans[5]	215.81%	107.58%	215.81%	107.58%
1     See “Use of Non-GAAP Financial Measures.”
2     Interest rate spread represents the difference between the annualized weighted average yield on interest-earning assets and the annualized weighted average rate paid on interest-bearing liabilities.
3    Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.
4    Efficiency ratio represents non-interest expense as a percentage of the aggregate of net interest income and non-interest income.
5 The increase in the Allowance for credit losses - loans to nonaccrual loans is primarily attributable to the increase in the ACL, including the impact of the Verdant acquisition.